UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2012 (December 5, 2012)

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 5, 2012, Harman International Industries, Incorporated (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders considered the following proposals:

•	the election of the six director nominees named in the Company’s 2012 Proxy Statement (the “Proxy Statement”);

•	the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013; and

•	an advisory resolution to approve the compensation of the Company’s named executive officers.

The results of the matters voted on by the stockholders are set forth below. Only stockholders of record as of the close of business on October 8, 2012 were entitled to vote at the Annual Meeting. As of the record date, 67,815,343 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 63,110,031 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum.

1. The Company’s stockholders elected the six director nominees named in the Proxy Statement with the following votes:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Dr. Jiren Liu	53,327,380	7,038,838	43,085	2,700,728
Edward H. Meyer	58,241,870	2,125,017	42,416	2,700,728
Dinesh C. Paliwal	58,890,756	1,501,298	17,249	2,700,728
Hellene S. Runtagh	58,816,678	1,551,635	40,990	2,700,728
Frank Sklarsky	60,016,350	349,670	43,283	2,700,728
Gary G. Steel	58,733,806	1,632,869	42,628	2,700,728

2. The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013 with the following votes:

FOR	AGAINST	ABSTAIN
62,409,423	683,205	17,403

3. The Company’s stockholders approved the advisory resolution to approve the compensation of the Company’s named executive officers with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
34,322,993	25,462,815	623,495	2,700,728

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel

Date: December 6, 2012